                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): July 24, 1997


                              Cheniere Energy, Inc.
                              ---------------------
            (Exact name of registrant as specified in its charter)



                                   Delaware
                                   --------
                (State or other jurisdiction of incorporation)



             0-9092                         95-4352386
             ------                         ----------
    (Commission File Number)     (IRS Employer Identification No.)

Two Allen Center
1200 Smith Street, Suite 1710
Houston, Texas                               77002-4312
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(Address of principal executive office)      (Zip code)


Registrant's telephone number, including area code:  (713) 659-1361
                                                     --------------


                                     None
                    ---------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.  Other Events



On July 31, 1997, Cheniere Energy, Inc. (the "Company") paid an additional $1.5 million Seismic Fund payment to Zydeco Exploration, Inc. ("Zydeco") to increase its total investment in the 3-D seismic exploration program in southern Louisiana (the "Program") to $13.5 million. Funds for the payment were derived from the net equity proceeds of the sale of Common Stock, described in Item 9 below, short-term borrowings and existing cash balances. Subject to the payment of an estimated $2.5 million of additional payments over the remainder of calendar 1997, the Company will have earned the right to participate at a 50% working interest level in the leasing and drilling activities of the Program.

The Company borrowed $500,000 to fund a portion of its $1.5 million payment to Zydeco on July 31, 1997. The short term note (the "Note") is due August 29, 1997 (the "due date"), carries an annualized interest rate of 10% and is collateralized by an approximate 1.85% working interest participation in the Program. Should the Company fail to pay the Note by the due date the lender may, by tendering the Note to the Company for cancellation, exercise an option to acquire from the Company an undivided 1.85% interest in seismic data and leases acquired under the Exploration Agreement and an undivided 3.7% interest in proceeds from the marketing of proprietary seismic data under the Exploration Agreement. The Company is obligated to repay the Note before additional payments are made to Zydeco.

Item 9.        Sales of Equity Securities Pursuant to Regulation S.

During July 1997, pursuant to Regulation S promulgated under the Securities Act of 1933 ("Regulation S"), the Company sold an aggregate of 350,000 shares of the Company's Common Stock to two offshore investors and received gross proceeds of $1,050,000. Placement fees for such sales of $105,000 were paid to Investors Administration Services, Ltd. ("IAS"). One of the principals of IAS is Karim Souki, brother of Charif Souki, the Chairman of the Board of the Company.



Date  Shares  Gross Share Price Gross Proceeds  Cash Placement Fee  Net Proceeds
----  ------- ----------------- --------------  ------------------  ------------
7/24  250,000       $3.00          $750,000            $75,000        $675,000
7/30  100,000       $3.00          $300,000            $30,000        $270,000
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                              SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 CHENIERE ENERGY, INC.



                                 By:/s/ KEITH F. CARNEY
                                    ---------------------------------
                                   Keith F. Carney
                                   Chief Financial Officer


Date: August 7, 1997